EXHIBIT 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

May 14, 2024

Ampco-Pittsburgh Corporation (NYSE: AP) Announces First Quarter 2024 Results

Carnegie, PA, May 14, 2024 – Ampco-Pittsburgh Corporation (NYSE: AP) reported net sales of $110.2 million for the three months ended March 31, 2024, compared to $104.8 million for the three months ended March 31, 2023. The increase is attributable to sales growth in the Air and Liquid Processing segment.

The Corporation reported income from operations of $0.1 million for the three months ended March 31, 2024, which declined compared to income from operations of $2.0 million for the three months ended March 31, 2023. A major driver of the change was higher repair expense and the impact of plant downtime caused by fire damage at a foreign cast roll facility. In addition, the Air and Liquid Processing segment was impacted by unfavorable product mix, higher production costs and higher selling and administrative costs associated with the expansion of the segment’s sales distribution network.

Commenting on the quarter, Ampco-Pittsburgh’s CEO, Brett McBrayer, said, “While there were no injuries from the foundry fire, safety remains our top priority and the affected equipment is back up and running in early second quarter. The sales mix issue that impacted Air and Liquid margins in the first quarter is also expected to be behind us as we move into the second quarter, and the expansionary costs in Air and Liquid will be better absorbed as more of the segment’s prior order book growth converts to sales. A low order book in Europe continues to impact our cast plant utilization negatively, but our customers indicate the destocking cycle appears complete and orders are improving. Our forged roll business performed well, and the Corporation has better overall momentum heading into the second quarter.”

Interest expense of $2.8 million for the three months ended March 31, 2024, increased by $0.7 million from the three months ended March 31, 2023, primarily due to higher average revolving credit facility borrowings, higher equipment financing debt balance and higher interest rates. Other income – net of $0.9 million for the three months ended March 31, 2024, declined $0.5 million from the three months ended March 31, 2023, principally due to foreign exchange transaction losses in the current year quarter versus gains in the prior year quarter. The income tax provision for the three months ended March 31, 2024, grew slightly compared to the three months ended March 31, 2023, given higher income of the Corporation’s profitable entities which have no valuation allowances recorded against their respective deferred tax assets.

Net loss of $(2.7) million, or $(0.14) per share, for the three months ended March 31, 2024, compares to net income of $0.7 million, or $0.03 per diluted share, for the three months ended March 31, 2023.

Teleconference Access

Ampco-Pittsburgh Corporation will hold a conference call on Tuesday May 14, 2024, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the first quarter ended March 31, 2024. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10188757/fc6d48eec8. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

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Participant Dial-in (Toll Free): 1-844-308-3408
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Participant International Dial-in: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of the Corporation. This press release may include, but is not limited to, statements about operating performance, trends and events that the Corporation may expect or anticipate will occur in the future, statements about sales and production levels, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; limitations in availability of capital to fund our strategic plan; inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; fluctuations in the value of the U.S. dollar relative to other currencies; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy;inoperability of certain equipment on which we rely; inability to execute our capital expenditure plan; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; changes in the existing regulatory environment; inability to successfully restructure our operations and/or invest in operations that will yield the best long-term value to our shareholders; consequences of pandemics and geopolitical conflicts; work stoppage or another industrial action on the part of any of our unions; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; failure to maintain an effective system of internal control; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K and Part II of the latest Quarterly Report on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that it is not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three Months Ended
	March 31,

	2024	2023

Total net sales	$110,215	$104,803

Costs of products sold (excl. depreciation and amortization)	92,490	86,372
Selling and administrative	12,973	12,187
Depreciation and amortization	4,670	4,374
Gain on disposal of assets	-	(123)
Total operating costs and expenses	110,133	102,810

Income from operations	82	1,993

Other expense - net:
Investment-related income	19	9
Interest expense	(2,757)	(2,071)
Other income — net	904	1,367
Total other expense — net	(1,834)	(695)

(Loss) income before income taxes	(1,752)	1,298
Income tax provision	(454)	(313)

Net (loss) income	(2,206)	985

Less: Net income attributable to noncontrolling interest	511	309
Net (loss) income attributable to Ampco-Pittsburgh	$(2,717)	$676

Net (loss) income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(0.14)	$0.03
Diluted	$(0.14)	$0.03

Weighted-average number of common shares outstanding:
Basic	19,729	19,404
Diluted	19,729	19,404

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended
	March 31,

	2024	2023

Net sales:
Forged and Cast Engineered Products	$77,189	$76,798
Air and Liquid Processing	33,026	28,005
Consolidated	$110,215	$104,803

Income from Operations:
Forged and Cast Engineered Products	$1,576	$2,224
Air and Liquid Processing	1,982	2,953
Corporate costs	(3,476)	(3,184)
Consolidated	$82	$1,993